Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 23, 2006, except paragraph 4 of Note 16 as to which the date is April 14, 2006, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-132135) and related Prospectus of Northstar Neuroscience, Inc. for the registration of its common stock.

/s/    Ernst & Young LLP

Seattle, Washington

April 14, 2006